SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
July 28, 2006

Date of Report (date of earliest event reported)
ALTIRIS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-49793	87-0616516

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
588 West 400 South
Lindon, Utah 84042

(Address of principal executive offices)
(801) 805-2400

(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On July 28, 2006, Altiris, Inc. (the “Registrant”) and Gregory S. Butterfield entered into an employment agreement (the “Agreement”) which sets forth the terms and provisions governing Mr. Butterfield’s continuing employment as Chief Executive Officer and Chairman of the Registrant.
     The Agreement provides for a base salary at an annual rate of $400,000. Pursuant to the Agreement, the Registrant will review Mr. Butterfield’s base salary as appropriate, but no less than annually. Mr. Butterfield will also be entitled to a performance bonus upon the achievement of certain performance metrics in an amount up to $400,000 per year payable in quarterly installments within thirty (30) days after the end of each quarter, provided that Mr. Butterfield is employed by the Registrant at the end of each such quarter. For the Registrant’s fiscal year 2006, Mr. Butterfield’s target bonus amount will be determined by the Registrant’s board of directors.
     In the event Mr. Butterfield’s employment with the Registrant terminates other than for cause, death, or disability (as such terms are defined in the Agreement) at any time between the period beginning on the earlier of the signing of a definitive agreement that will effect a change of control (as defined in the Agreement) or the actual change of control and ending twelve (12) months after a change of control, Mr. Butterfield will be entitled to the following benefits, provided, among other things, that he executes a general release: (i) two (2) years of base salary as in effect as of the date of such termination, less applicable withholding, (ii) two (2) times Mr. Butterfield’s annual bonus at 100% of budget achievement, (iii) full vesting of Mr. Butterfield’s equity awards (as defined in the Agreement) granted by the Registrant and (iv) reimbursement for Mr. Butterfield’s and his dependents’ COBRA premiums (provided that Mr. Butterfield elects such COBRA coverage) until the earlier of (A) the date Mr. Butterfield is no longer eligible to receive coverage pursuant to COBRA, (B) eighteen (18) months from the termination date or (C) until Mr. Butterfield obtains substantially similar coverage from another employer.
     In the event the Registrant terminates Mr. Butterfield’s employment other than for cause or if Mr. Butterfield terminates his employment for good reason (as defined in the Agreement), Mr. Butterfield will be entitled to the following benefits, provided, among other things, that he executes a general release: (i) eighteen (18) months of base salary as in effect as of the date of such termination, less applicable withholding, (ii) one and one-half (1.5) times Mr. Butterfield’s annual bonus at 100% of budget achievement, (iii) full vesting of Mr. Butterfield’s equity awards granted by the Registrant and (iv) reimbursement for Mr. Butterfield’s and his dependents’ COBRA premiums (provided that Mr. Butterfield elects such COBRA coverage) until the earlier of (A) the date Mr. Butterfield is no longer eligible to receive coverage pursuant to COBRA, (B) eighteen (18) months from the termination date or (C) until Mr. Butterfield obtains substantially similar coverage from another employer.
     Under the Agreement, for the one-year period beginning on the effective date of a notice of Mr. Butterfield’s termination from the Registrant, Mr. Butterfield will be subject to non-competition and non-solicitation covenants. Mr. Butterfield will also receive a gross-up for 280G golden parachute taxes, if such taxes are triggered.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Agreement, a copy of which is filed as Exhibit 10.10 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d)	Exhibits.
     The following exhibits are filed herewith:

Exhibit
Number	Exhibit Title

10.10	Employment Agreement dated July 28, 2006 by and between Altiris, Inc. and Gregory S. Butterfield.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIRIS, INC.
By:	/s/ Gregory S. Butterfield
Gregory S. Butterfield
President and Chief Executive Officer

Dated: July 28, 2006

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Title

10.10	Employment Agreement dated July 28, 2006 by and between Altiris, Inc. and Gregory S. Butterfield.